UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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CERES, INC.

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CERES, INC.
1535 Rancho Conejo Boulevard
Thousand Oaks, CA 91320

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 12, 2015

To Our Stockholders:

An Annual Meeting of Stockholders of Ceres, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), will be held on March 12, 2015, at 11:00 a.m., Pacific Standard Time, at the Hyatt Westlake Plaza Hotel, 880 S. Westlake Blvd., Westlake Village, CA 91361, for the following purposes:

1.	To elect three Class III directors, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2018 or until his or her successor is elected and has been qualified or his or her earlier resignation or removal;
2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse split of our outstanding shares of common stock, par value $0.01 per share, by a ratio in the range of 1-for-8 and 1-for-11, as determined in the sole discretion of our Board of Directors;
3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm to serve as the Company’s independent auditor for the fiscal year ending August 31, 2015; and
4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock as reflected on the stock transfer books of the Company at the close of business on January 20, 2015, will be entitled to notice of and to vote their shares at the meeting. All stockholders are cordially invited to attend the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

This proxy statement and form of proxy are being sent to our stockholders on or about February 11, 2015.

By Order of the Board of Directors,

Richard Hamilton
President and CEO
February 11, 2015

PROXY STATEMENT

The Board of Directors of Ceres, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Annual Meeting of Stockholders to be held on March 12, 2015, at 11:00 a.m., Pacific Standard Time, at the Hyatt Westlake Plaza Hotel, 880 S. Westlake Blvd., Westlake Village, CA 91361, and any adjournments thereof (the “Meeting”). This proxy statement and form of proxy are being sent to our stockholders on or about February 11, 2015.

GENERAL INFORMATION ABOUT VOTING

How Proxies Work

The Company’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement.

Who May Vote

Holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on January 20, 2015 are entitled to receive notice of and to vote their shares at the Meeting. As of January 20, 2015, there were 48,261,466 shares of Common Stock outstanding. Unvested shares of restricted Common Stock granted under the Ceres, Inc. Amended and Restated 2011 Equity Incentive Plan are entitled to vote at the Meeting and are included in the above number of outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as follows:

•	“FOR” the election of each of the nominees for director listed in Proposal 1;
•	“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to give effect to the reverse stock split; and
•	“FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm to serve as Ceres’ independent auditor for the fiscal year ending August 31, 2015.

There are no other matters that the Board of Directors intends to present, or has reason to believe others will present, for action at the Meeting. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Meeting, you will be able to vote your shares, even if you have already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

You may revoke your proxy at any time before it is voted at the Meeting by:

•	prior to the Meeting, providing written notice of revocation to the corporate secretary of the Company bearing a date later than the date of the proxy and stating that the proxy is revoked;
•	prior to the Meeting, submitting a new proxy relating to the same shares of Common Stock bearing a later date; or
•	attending the Meeting and voting in person.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

If your shares are held in the name of a bank, broker or other holder of record, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. You must contact your bank, broker or other holder of record to find out how to do so.

Quorum

In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose.

Votes Needed

All votes will be tabulated by the Inspector of Election appointed for the Meeting. Brokers or other nominees who hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, without specific instruction from the beneficial owner, brokers are not allowed to exercise their voting discretion with respect to matters which are considered “non-routine”. These non-voted shares are sometimes referred to as “broker non-votes”. Only Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm) is considered a routine matter. Proposal 1 (Election of Directors) and Proposal 2 (To Approve An Amendment To Our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Our Outstanding Common Stock;) are considered non-routine matters and, without your instruction, your broker cannot vote your shares. Stockholder approval of each proposal requires the following votes:

Proposal 1 (Election of Directors).  Election of directors is by a plurality of the votes cast at the Meeting with respect to such election. Accordingly, the three nominees receiving the greatest number of votes will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote with respect to a nominee will result in that nominee receiving fewer votes for election.

Proposal 2 (To Approve an Amendment to Our Amended and Restated Certificate of Incorporation to Effect a Reverse Split Of Our Outstanding Common Stock at the Discretion of the Board of Directors).  The affirmative vote of the holders of a majority of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the amendment to our Certificate of Incorporation to give effect to the reverse stock split. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the Meeting, but will not be counted in favor of Proposal 2. Accordingly, an abstention with respect to Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2. Brokers do not have discretionary authority to vote on the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split without instruction from the beneficial owner. Therefore, broker non-votes with respect to Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2.

Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).  The affirmative vote of the holders of a majority of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm to serve as Ceres’s independent auditor for the fiscal year ending August 31, 2015. Abstentions with respect to Proposal 3 will be treated as shares that are present or represented at the Meeting, but will not be counted in favor of Proposal 3. Accordingly, an abstention with respect to Proposal 3 will have the same effect as a vote “AGAINST” Proposal 3. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm. Therefore, broker non-votes are not expected to result from the vote on Proposal 3.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement and form of proxy to you if you write or call us at the following address or phone number: 1535 Rancho Conejo Boulevard, Thousand Oaks, CA 91320, Attention: General Counsel, phone: 805-376-6500. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other holder of record, or you may contact us at the above address and phone number.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

FORWARD LOOKING STATEMENTS

Certain statements that we make from time to time, including statements contained in this proxy statement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts contained in this proxy statement, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “could”, “intend”, “target”, “project”, “contemplate”, “believe”, “estimate”, “potential”, “continue” or other similar words.

We based these forward-looking statements largely on our current expectations and projections about future events or trends that we believe may affect our business and financial performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to materially differ from any future results, performance or achievements expressed or implied by these forward-looking statements. We have described in our other filings with the Securities and Exchange Commission, or the SEC, the material risks and uncertainties that we believe could cause actual results to differ from these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify, you should not rely on these forward-looking statements as guarantees of future results, performance or achievements.

The forward-looking statements in this proxy statement represent our views as of the date of this proxy statement. We undertake no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason after the date of this proxy statement to conform these statements to actual results or to changes in our expectations.

MATTERS FOR APPROVAL AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors currently consists of nine members. Our amended and restated certificate of incorporation and our amended and restated bylaws permit our Board of Directors to establish by resolution the authorized number of directors.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for a classified Board of Directors consisting of three classes, with staggered three-year terms as follows:

•	Class I directors, whose term expires at the annual meeting of stockholders to be held in 2016;
•	Class II directors, whose term expires at the annual meeting of stockholders to be held in 2017; and
•	Class III directors, whose term will expire at the Meeting.

At each annual meeting of stockholders, upon expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders held in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

The Class I directors currently consist of Robert Goldberg, Ph.D., Aflalo Guimaraes, Thomas Kiley and Steven Koonin, Ph.D.; the Class II directors consist of Richard Flavell, Ph.D. and Richard Hamilton, Ph.D.; and the Class III directors consist of Pascal Brandys, Daniel Glat, and Cheryl Morley.

The classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management.

Board Nominees

Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Mr. Brandys, Mr. Glat, and Ms. Morley for re-election as directors to the Board of Directors. If elected, each director nominee would serve a three-year term expiring at our 2018 Annual Meeting or until his successor is elected and has been qualified or his earlier resignation or removal. Biographical information for each of the nominees is furnished below under “Director Biographical Information.” For information regarding the compensation of non-employee directors, see “Director Compensation” below.

We have inquired of each nominee and have determined that each will serve if elected. While our Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

The Board of Directors recommends a vote “FOR” the election of these nominees as directors.

The following table sets forth information as of January 20, 2015 regarding each nominee and each person whose term of office as a director will continue after the Meeting.

Name	Age	Position
Cheryl Morley(1)(2)	60	Chair of the Board of Directors
Pascal Brandys(1)	56	Director
Richard Flavell, Ph.D.	71	Director
Daniel Glat(2)	58	Director
Robert Goldberg, Ph.D.(3)	70	Director
Aflalo Guimaraes(2)(3)	45	Director
Richard Hamilton, Ph.D.	52	Director, President and Chief Executive Officer
Thomas Kiley(1)(3)	71	Director
Steven Koonin, Ph. D.(1)	63	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Cheryl Morley, Chair of the Board of Directors

Ms. Morley has served on our Board of Directors since August 2011 and as Chair of the Board since September 2014. She was Senior Vice President of Corporate Strategy with Monsanto Company from 2003 to 2009, president of the Animal Agricultural Group from 1997 to 2003 and held a number of other leadership positions at Monsanto and its subsidiaries from 1983 to 1997. She also led the marketing and business development efforts for Monsanto’s NutraSweet product. Ms. Morley has served as a board member of Fleming Pharmaceuticals since March 2010 and the Missouri Botanical Gardens since June 2006. Ms. Morley has served as a board member and finance committee member for Mercy Health System since June 2012. From March 2009 to October 2010, she served as a board member for Mercy Health Plans. Ms. Morley was chair of the board and a member of the audit and compensation committees of the Nidus Center for Scientific Enterprise from September 2003 to October 2010. She was presiding director, chair of the nominating and governance committee and a member of the audit committee for Indevus Pharmaceuticals from June 2002 to March 2009. She holds a B.S. degree from the University of Arizona and is a Certified Public Accountant. Ms. Morley brings extensive experience in finance, service on numerous boards and an understanding of the seed business to our Board of Directors.

Pascal Brandys, Director

Mr. Brandys has served on our Board of Directors since December 1997 until March 2014. He rejoined the Board in September 2014. Mr. Brandys is the President and managing member of Biobank Technology Ventures, LLC, an early-stage life sciences investment company which he co-founded in 2001. He was previously a co-founder of the genomics company, Genset S.A., and also served as its Chairman and Chief Executive Officer from 1989 to 2000. Mr. Brandys is currently a director of several private companies and previously served as a director of Ilog S.A. and Innogenetics N.V. He holds an M.S. in Economic Systems from Stanford University and is a graduate of the Ecole Polytechnique of Paris. Mr. Brandys brings extensive business experience in the genomics field and experience as an executive and an investment professional to our Board of Directors.

Richard Flavell, Ph.D., FRS, CBE, Director

Dr. Flavell has served on our Board of Directors since June 2009. Dr. Flavell joined Ceres in 1998 and served as Chief Scientific Officer from 1998 until October 2012, when he became our Chief Scientific Advisor on a consultancy basis. Since 2001, Dr. Flavell has been an Adjunct Professor in the Department of Molecular, Cellular and Developmental Biology at the University of California, Los Angeles. From 1987 to 1998, Dr. Flavell was the Director of the John Innes Centre in Norwich, England, a premier plant and microbial research institute. He has published over 200 scientific articles, lectured widely and contributed significantly to the development of modern biotechnology in agriculture. Dr. Flavell is an expert in cereal plant genomics, having produced the first molecular maps of plant chromosomes to reveal the constituent sequences. In 1999, Dr. Flavell was named a Commander of the British Empire for his contributions to plant and microbial sciences. Dr. Flavell received his Ph.D. from the University of East Anglia and has been a Fellow of European Molecular Biology Organization since 1990 and of The Royal Society of London since 1998. Dr. Flavell brings extensive experience and knowledge of plant biotechnology to our Board of Directors.

Daniel Glat, Director

Mr. Glat has served on our Board of Directors since June 2013. He has been a principal of Glat & Associates, an agribusiness consultancy firm in Brazil, since June 2011. He previously spent 25 years working for Pioneer Hi-Bred International, Inc., a Dupont business, including 21 years in Brazil. From August 2007 to June 2011, he served as the director for international operations, where he was responsible for Pioneer’s activities in Latin America, Africa and Asia. During this time he also served on the board of directors of Pioneer Hi-Bred International, Inc. From January 1998 to August 2007, Mr. Glat was president of Pioneer’s Brazilian subsidiary, Pioneer Sementes Ltda., having previously held various sales, marketing and business leadership roles at the subsidiary. Mr. Glat owns a farming operation in the Brazilian state of Tocatins. He received his B.S. and M.S. in Agronomy and Plant Genetics from the University of Arizona. Mr. Glat brings considerable international experience in agribusiness to our Board of Directors.

Robert Goldberg, Ph.D., Director

Dr. Goldberg is a Distinguished Professor of Molecular, Cell and Developmental Biology at the University of California, Los Angeles and a founder of Ceres. He has been a Professor at the University of California, Los Angeles since 1976, teaching genetic engineering and studying the genes that are required for seed formation. Dr. Goldberg is a member of the National Academy of Sciences and has consulted extensively in the agriculture and biotechnology industries. Dr. Goldberg has served as a director of Ceres since 1996. Dr. Goldberg received his Bachelor’s Degree in botany from Ohio University, his Ph.D. in plant genetics from the University of Arizona, and was a Postdoctoral Fellow in developmental biology at the California Institute of Technology. Dr. Goldberg brings extensive experience in the agriculture and biotechnology industries to our Board of Directors.

Aflalo Guimaraes, Director

Mr. Guimaraes has served on our Board since December 2014. He is a Managing Director of the Invus Group. He joined Invus in 1998. Prior to joining Invus, Mr. Guimaraes was at Marakon Associates where as a manager he led strategic consulting engagements for large multinational companies in a wide range of industries including financial services, retail and consumer products. Previously he worked at the Federal Reserve Bank. He holds an MBA from the University of Pennsylvania’s The Wharton School and a BA in Economics and Political Science from Yale University. He also serves on the boards and audit committees of a number of private companies. Mr. Guimaraes brings extensive financial and business expertise to our Board of Directors.

Richard Hamilton, Ph.D., President, Chief Executive Officer and Director

Dr. Hamilton joined Ceres in 1998. He served as our Chief Financial Officer until September 2002, at which time he was appointed President and Chief Executive Officer. He has served on our Board of Directors since 2002. In addition to his leadership role at Ceres, Dr. Hamilton sits on the Keck Graduate Institute Advisory Council and he was a founding member of the Council for Sustainable Biomass Production. He has served on the U.S. Department of Energy’s Biomass Research and Development Technical Advisory Committee and has been active in the Biotechnology Industry Organization where he has served as Vice Chairman of the organization, chaired its Food and Agriculture Governing Board and served in other leadership roles. From 1992 to 1997, Dr. Hamilton was a principal at Oxford Bioscience Partners, one of the leading investors in the genomics field and a founder of Ceres. From 1990 to 1991, he was a Howard Hughes Medical Institute Research Fellow at Harvard Medical School. Dr. Hamilton holds a Ph.D. in molecular biology from Vanderbilt University. Dr. Hamilton brings extensive management experience and biotechnology and renewable energy industry expertise to our Board of Directors.

Thomas Kiley, Director

Mr. Kiley has served as a director of Ceres since May 2003. He became the first general counsel of Genentech in February 1980 and later served as its vice president for corporate development until 1988. Previously, Mr. Kiley practiced intellectual property litigation as a partner of Lyon & Lyon from June 1969 until January 1980. Mr. Kiley has served as a director of Transcept Pharmaceuticals, Inc., a publicly traded pharmaceutical company since February 2004. He also serves as a director of several privately-held development stage companies. From July 1996 to May 2013, Mr. Kiley served as a director of Geron, Inc., a publicly traded biopharmaceutical company. He received his B.S. in chemical engineering from The Pennsylvania State University and his J.D. from The George Washington University School of Law. He is a member of the State Bar of California. Mr. Kiley brings extensive experience as an intellectual property attorney and director of other public companies to our Board of Directors.

Steven Koonin, Ph.D., Director

Dr. Koonin has served on our Board of Directors since August 2012. He has been the director of the Center for Urban Science and Progress since its creation by New York University in April 2012. Prior to his current role, Dr. Koonin served as Undersecretary for Science at the U.S. Department of Energy from May 2009, following his confirmation by the U.S. Senate, until November 2011. Prior to joining the government, Dr. Koonin spent five years, from March 2004 to May 2009, as Chief Scientist for BP, p.l.c. From September 1975 to July 2006, Dr. Koonin was a professor of theoretical physics at Caltech and was the institute’s Provost from February 1995 to January 2004. His memberships include the U.S. National Academy of Sciences, the American Academy of Arts and Sciences and the Council on Foreign Relations. He has been a member of the JASON advisory group from July 1988 to May 2009, and from November 2011 to present, and served as the group’s chair from 1998 to 2004. He also has served as an independent governor of the Los Alamos and Lawrence Livermore National Security LLCs since July 2012. Dr. Koonin holds a B.S. in Physics from Caltech and a Ph.D. in Theoretical Physics from MIT and has been an adjunct staff member at the Institute for Defense Analyses since 1999. Dr. Koonin brings extensive experience in science, energy and government to our Board of Directors.

Director Compensation

The following table sets forth information concerning the compensation of our directors during the year ended August 31, 2014:

Name(1)	Fees earned or paid in cash ($)	Option awards ($)(2)	All other compensation ($)		Total ($)
Walter De Logi, Ph.D.(3)	71,000	4,375	—		75,375
Pascal Brandys(4)	28,125		—		28,125
Raymond Debbane(5)	33,500	4,375	—		37,875
Richard Flavell, Ph.D.	30,000	4,375	41,440	(6)	75,815
Daniel Glat	30,375	4,375	—		34,750
Robert Goldberg, Ph.D.	30,000	4,375	—		34,375
Thomas Kiley	43,500	4,375	—		47,875
Steven Koonin, Ph. D.	31,875	4,375	—		36,250
David Krieger(7)	33,500	4,375	—		37,875
Cheryl Morley	54,375	4,375	—		58,750
Edmund Olivier(8)	33,750		—		33,750

(1)	Dr. Hamilton, our President and Chief Executive Officer, is not included in this table as he is an employee of the Company and does not receive additional compensation for his service as a director. All of the compensation paid to Dr. Hamilton for the services he provides to us is reflected in the Summary Compensation Table.

(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during fiscal 2014, computed in accordance with ASC Topic 718. The assumptions used by us in determining the grant date fair value of option awards and our general approach to our valuation methodology are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Stock-based Compensation” section of this Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the non-employee directors.
(3)	On August 5, 2014, the Company announced the death of Dr. Walter De Logi, Chairman of the Board and a co-founder of Ceres.
(4)	Mr. Brandys had chosen not to be nominated for the Board of Directors at the 2014 Annual Shareholder Meeting and left the Board of Directors in March 2014. On September 12, 2014, Mr. Brandys was elected to serve as a Class III director for a term beginning September 12, 2014 and expiring at the Company’s annual meeting of stockholders in 2015, to fill the vacancy on the Board.
(5)	Mr. Debbane resigned from the Board of Directors in December 2014.
(6)	Represents payments for consulting services performed under Dr. Flavell’s exclusive consultancy agreement described under “Narrative to director compensation table” below.
(7)	Mr. Krieger resigned from the Board of Directors in May 2014.
(8)	Mr. Olivier had chosen not to be nominated for the Board of Directors at the 2014 Annual Shareholder Meeting and left the Board of Directors in March 2014.

Narrative to director compensation table.

Based on the recommendation of our Compensation Committee, our Board of Directors has adopted a compensation policy that is applicable to all of our non-employee directors. Under our Amended and Restated Non-employee Director Compensation Program, each non-employee director will receive an annual cash retainer and an annual stock option grant. In addition, upon initial appointment to the Board of Directors, each non-employee director will receive an initial stock option grant. In addition, committee members who serve on one or more of the Audit, Compensation or Nominating and Governance Committee of the Board of Directors will receive, for each committee he or she serves on, either an additional annual cash committee retainer or, in the case of a committee chair, a committee chair retainer paid in lieu of the committee retainer. If we elect a lead/non-executive chair of the Board of Directors, he or she will also receive an additional annual cash lead director retainer. All annual cash retainers are payable on a quarterly basis. The retainer and stock option amounts that we provide are as follows:

•	an annual retainer of $30,000, payable on a quarterly basis;
•	an initial stock option grant to purchase 11,666 shares, to vest annually over three years;
•	an annual stock option grant to purchase 5,833 shares, to vest 100% on January 31 of the year following the date of grant;
•	an annual retainer for committee members as follows: $7,500 for members of the audit and compensation committees, and $3,500 for members of the nominating and governance committee;
•	an annual retainer for committee chairs as follows: $15,000 for the chairs of the audit and compensation committees, and $6,000 for the chair of the nominating and governance committee;
•	an additional annual retainer of $30,000 for any non-employee director appointed as lead/non-executive chair of the board of directors; and
•	reimbursement for reasonable out-of-pocket business expenses.

In connection with his retirement from the position of Chief Scientific Officer in October 2012, we entered into an exclusive consultancy agreement with Dr. Flavell. Pursuant to the consultancy agreement, Dr. Flavell will earn $2,000 per day for 20 to 25 days of service per year, and he agrees not to provide services to any other party in the field of commercial, for profit bioenergy crop activities. The consultancy agreement had an initial term of one year, effective October 11, 2012, and automatically renews for an undetermined amount of time, subject to termination by either party by giving six months’ notice. In

June 2013, Dr. Flavell was granted an option to purchase 5,000 shares of our Common Stock under the Amended and Restated Ceres, Inc. 2011 Equity Incentive Plan, or the 2011 Plan, in connection with his consulting services.

In June 2013, we entered into a consulting agreement with Dr. Goldberg pursuant to which we reimburse him for reasonable out-of-pocket business expenses incurred in the performance of his consulting duties of up to $20,000 per year. In addition, Dr. Goldberg was granted an option to purchase 5,000 shares of our Common Stock under the 2011 Plan.

Board Leadership Structure

We do not have a formal policy on whether the same person should serve as the Chair of the Board and the Chief Executive Officer because we believe our Board of Directors should be able to freely select its leadership structure based on criteria that it deems to be in the best interests of the Company and its stockholders. Currently, the roles of the Chair and Chief Executive Officer are separated. The Board of Directors believes that having a non-employee director serve as its Chair is appropriate at this time because it strengthens the Board of Director’s independence and enables the Chief Executive Officer to focus on the management of our business.

Risk Oversight

The Board of Directors is responsible for general oversight of company risk and risk management, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board of Directors administers this risk management oversight function, our Audit Committee supports our Board of Directors in discharging its oversight duties and addressing risks. Our Compensation Committee oversees management of risks relating to our compensation plans and programs. Our Board of Directors expects company management to consider risk and risk management in its business decisions, to develop and monitor risk management strategies and processes for day-to-day activities and to implement risk management strategies adopted by the committees and the Board of Directors.

Director Independence

Our Common Stock is listed on the NASDAQ Stock Market (“NASDAQ”). Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Messrs. Brandys, Guimaraes, Glat, Goldberg, Kiley and Koonin and Ms. Morley, representing seven of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ.

Our Board of Directors also determined that Messrs. Brandys, Kiley, Koonin and Ms. Morley, who comprise our Audit Committee, and Messrs. Guimaraes and Glat and Ms. Morley, who comprise our Compensation Committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of NASDAQ. In making this determination, our Board of Directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director.

Board Meetings

Our Board of Directors held fourteen meetings during fiscal year 2014. Each incumbent director, except for Messrs. Glat and Koonin, attended at least 75% of the meetings of the Board of Directors and the committees on which such director served in fiscal year 2014. The Board of Directors regularly meets in executive session without management or other employees present. Our Board of Directors encourages all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. One director attended our 2014 annual meeting of stockholders.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has the composition and responsibilities described below.

Audit Committee

Our Audit Committee is comprised of Ms. Morley and Messrs. Kiley, Koonin and Brandys, who is the chair of the Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NASDAQ and SEC rules and regulations. Each member of our Audit Committee possesses financial sophistication as defined under the rules of NASDAQ. Ms. Morley and Mr. Brandys are our “Audit Committee financial experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Being an “Audit Committee financial expert” does not impose on Ms. Morley or Mr. Brandys any duties, obligations or liabilities that are greater than are generally imposed on them as a member of our Audit Committee and our Board of Directors. During fiscal year 2014, our Audit Committee met nine times. Our Board of Directors has adopted a charter for our Audit Committee, which provides, among other things, that our Audit Committee will:

•	oversee our accounting and financial reporting processes and audits of our financial statements;
•	be directly responsible for the appointment, retention, compensation and oversight of the work of the independent registered public accounting firm;
•	have the sole authority to preapprove any non-audit services to be provided by the independent registered public accounting firm;
•	actively engage in dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditor; and
•	discuss the adequacy of the Company’s internal control over financial reporting with the independent registered public accounting firm and management and review and discuss any changes implemented by management to address control deficiencies or to make controls more effective.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended August 31, 2014. The Audit Committee has also discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Ceres, Inc.

Pascal Brandys (Chair), Cheryl Morley, Thomas Kiley and Steven Koonin

The foregoing Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Glat and Guimaraes and Ms. Morley, who is the chair of the Compensation Committee. Mr. Edmund Olivier was a member and the chair of our Compensation Committee from its inception through his resignation from our Board of Directors in March 2014 and Mr. Walter De Logi was a member of our Compensation Committee from its inception until his death in August 2014. The composition of our Compensation Committee meets the requirements for independence under the current NASDAQ and SEC rules and regulations. The purpose of our Compensation Committee is to set compensation policy, administer compensation plans and recommend compensation for executive officers to the Board of Directors. During fiscal year 2014, our Compensation Committee met five times. Our Board of Directors has adopted a charter for our Compensation Committee, under which our Compensation Committee will discharge the responsibilities of our Board of Directors relating to compensation of our executive officers, and will, among other things:

•	establish the Company’s general compensation philosophy;
•	review and recommend that our Board of Directors approve the compensation of our executive officers;
•	review and recommend that our Board of Directors approve the compensation of our directors;
•	review and approve, or recommend that the Board of Directors approve, payouts under annual bonus and other performance-based compensation programs;
•	review and recommend that our Board of Directors approve new or existing long-term or equity-based compensation plans or arrangements and administer those plans or arrangements;
•	assist in developing succession and continuity plans for the CEO and other executive officers;
•	review and consult with the Board of Directors on our compensation and benefit plans to determine whether they create risks that are reasonably likely to have a material adverse effect on the company; and
•	review, discuss with management, and approve the compensation, discussion and analysis when required in our public filings.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, our Compensation Committee consisted of Mr. Glat and Ms. Morley, who is the chair of our Compensation Committee. In addition, Mr. Edmund Olivier was a member and the chair of our Compensation Committee from its inception through his resignation from our Board of Directors in March 2014 and Mr. Walter De Logi was a member of our Compensation Committee from its inception until his death in August 2014. None of them has at any time during the last fiscal year been one of our officers or employees, nor have any of our executive officers served as a member of the Board of Directors, or as a member of the compensation or similar committee, of an entity that has one or more executive officers who served on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of Messrs. Goldberg, Guimaraes and Kiley,

who is the chair of the Nominating and Corporate Governance Committee. Mr. Krieger was a member of our Nominating and Corporate Governance Committee from its inception through his resignation from our Board of Directors in May 2014, Mr. Debbane was a member of our Nominating and Corporate Governance Committee from its inception through his resignation from our Board of Directors in December 2014, and Mr. Walter De Logi was a member of our Nominating and Corporate Governance Committee from its inception until his death in August 2014. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current NASDAQ and SEC rules and regulations. During fiscal year 2014, our Nominating and Corporate Governance Committee met three times. Our Board of Directors has adopted a charter for our Nominating and Corporate Governance Committee, under which our Nominating and Corporate Governance Committee will, among other things:

•	identify and recommend director nominees;
•	recommend directors to serve on our various committees; and
•	implement our corporate governance guidelines.

Director Nomination Process

The Board of Directors has delegated to our Nominating and Corporate Governance Committee the responsibility for reviewing and recommending nominees for our Board of Directors in accordance with the policies and principles in its charter. The Nominating and Corporate Governance Committee, in recommending candidates for election to our Board of Directors, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments. In performing these duties, the Nominating and Corporate Governance committee has authority, at our expense, to retain and terminate any search firm to be used to identify candidates for our Board of Directors and shall have authority to approve the search firm’s fees and other retention terms.

The Nominating and Corporate Governance Committee will also consider candidates for our Board of Directors recommended by stockholders. For a stockholder to submit for consideration any nominee for election to the Board of Directors at an annual meeting, the stockholder must provide timely notice to us, as set forth in our amended and restated bylaws. The notice must be delivered to, or mailed and received at, our principal executive offices within the time frames set forth in our amended and restated bylaws. Submissions must include, among other things, the name and address of the proposed nominee and the nominating person, information regarding the proposed nominee’s and the nominating person’s indirect and direct interests in shares of our Common Stock and a description of all compensation and other material monetary agreements or arrangements during the past three years between the proposed nominee and the nominating person. Our amended and restated bylaws also specify additional requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to submit for consideration a nominee for election to our Board of Directors review a copy of our amended and restated bylaws, as amended and restated to date, which is available, without charge, upon request to our Secretary, at 1535 Rancho Conejo Blvd., Thousand Oaks, CA 91320. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a member of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee did not receive any recommendations for candidates for our Board of Directors from any stockholder for the Meeting.

The charters of our Audit, Compensation and Nominating and Corporate Governance Committees, and any amendments that may be adopted from time to time, are posted on our website at www.ceres.net.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws limit the liability of our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other agents under certain circumstances and subject to certain limitations. Delaware law also permits a corporation to not hold its directors personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•	breach of their duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity. We have obtained directors’ and officers’ liability insurance to cover certain liabilities described above. We have entered into separate indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person must follow the procedures for determining entitlement to indemnification set out in the indemnity agreements. The indemnity agreements also set forth other procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as executive officers and directors of our company.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial conditions may be negatively affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Communication with our Directors

Stockholders who would like to communicate directly with our Board of Directors may do so at the following address: Ceres, Inc., Attention: General Counsel, 1535 Rancho Conejo Blvd., Thousand Oaks, CA 91320. Our General Counsel will initially receive and process communications before forwarding appropriate communications to our Board of Directors. For more information, please visit http://investor.ceres.net/contactboard.cfm.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK AT THE DISCRETION OF THE BOARD OF DIRECTORS

Summary

Our Board of Directors has unanimously approved a proposal to effect a reverse split of all of our outstanding shares of Common Stock by a ratio in the range of 1-for-8 and 1-for-11. The proposal provides that our Board of Directors shall have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the Company’s best interest, whether or not to effect the reverse stock split before April 27, 2015, such date as the Company is required to comply with the minimum bid price requirements of NASDAQ Listing Rule 5550(a)(2) or to abandon it. Should the Board of Directors proceed with a reverse stock split, the exact ratio shall be set at a whole number within the above range as determined by our Board of Directors in its sole discretion. Our Board of Directors believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the reverse split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;
•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse split on the trading market for our Common Stock;
•	our ability to have our shares of Common Stock remain listed on The NASDAQ Capital Market;
•	the anticipated impact of the reverse split on our ability to raise additional financing; and
•	prevailing general market and economic conditions.

If our Board determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares to be combined into one share of our Common Stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse split.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the reverse stock split, is set forth in Appendix A to this proxy statement. The text of the form of amendment accompanying this proxy statement is, however, subject to amendment to reflect the exact ratio for the reverse stock split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the reverse stock split.

Our Board of Directors believes that approval of the amendment to the Certificate of Incorporation to effect the reverse stock split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the reverse stock split is approved at the Meeting and the Board of Directors determines to effect the reverse stock split, the reverse stock split will become effective as of 4:30 p.m. Eastern Standard Time on the effective date of the certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing. We refer to this time and date as the “Effective Date.” Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board of Directors.

Purpose of the Reverse Stock Split

The Board of Directors believes that a reverse stock split is desirable for two reasons. First, the Board of Directors believes that a reverse stock split will likely be necessary to maintain the listing of our Common Stock on The NASDAQ Capital Market. Second, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of the Common Stock.

Maintain our listing on The NASDAQ Capital Market.  Our Common Stock is traded on The NASDAQ Capital Market. In April 2014, the Company was notified by NASDAQ that it no longer satisfied the minimum bid price requirement for continued listing of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). In anticipation of not meeting the minimum bid price requirement by the end of its initial 180-day grace period, which ended on October 27, 2014, the Company applied to transfer the listing of its stock from the The NASDAQ Global Market to The NASDAQ Capital Market. The transfer provided the Company with an additional 180-day grace period to regain compliance with the NASDAQ’s minimum bid price requirement. In order to regain compliance, the minimum bid price per share of Common Stock must be at least $1.00 for at least ten consecutive business days during the 180-day grace period, which will end on April 27, 2015. If the Company fails to regain compliance during this second grace period, our Common Stock will be subject to delisting by NASDAQ. The Company has provided written notice of its intention to cure the minimum bid price deficiency during the second grace period by effecting a reverse stock split, if necessary.

The Board of Directors has considered the potential harm to the Company and its stockholders should NASDAQ delist our Common Stock from The NASDAQ Capital Market. Delisting could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board of Directors believes that a reverse stock split is a potentially effective means for us to maintain compliance with the rules of NASDAQ and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The NASDAQ Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

Improve the marketability and liquidity of the Common Stock.  We also believe that the increased market price of our Common Stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.

For the above reasons, we believe that providing the Board of Directors with the ability to effect the reverse stock split will help us regain and maintain compliance with the NASDAQ listing requirements and could improve the marketability and liquidity of our Common Stock, and is therefore in the best interests of the Company and our stockholders. However, the Board of Directors reserves its right to abandon the reverse stock split if it determines, in its sole discretion, that it would no longer be in our and our stockholders’ best interests.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with the rules of NASDAQ.  The Board of Directors expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with NASDAQ minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. Under applicable NASDAQ rules, in order to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on The NASDAQ Capital Market, the $1.00 closing bid price must be maintained for a minimum of ten consecutive business days. In determining whether to monitor bid price beyond ten business days, NASDAQ will consider the following four factors: (1) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (2) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (3) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (4) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our NASDAQ listing after the reverse stock split is effected or that the market price per share after the reverse stock split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.

It is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, and the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum stockholder's equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The proposed reverse stock split may decrease the liquidity of our stock.  The liquidity of our Common Stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the reverse stock split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common Stock.  If this proposal is approved by the stockholders at the Meeting and the Board of Directors determines to effect the reverse stock split and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board of Directors. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, our stock plans, as well as to the number of shares issuable under, and the exercise price of, our outstanding options and warrants.

Because the reverse stock split would apply to all issued shares of our Common Stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company (except for the effect of eliminating fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after the reverse stock split. Moreover, the number of stockholders of record will not be affected by the reverse stock split (except to the extent any stockholders are cashed out as a result of holding fractional shares).

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities.  Pursuant to the terms of our Amended and Restated 2011 Equity Incentive Plan, our 2010 Stock Option/Stock Issuance Plan, and our 2000 Stock Option/Stock Issuance Plan, together, “the Plans”, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares available for future grant under the Plans, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the reverse stock split. Based upon the reverse stock split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Listing.  Our shares of Common Stock currently trade on The NASDAQ Capital Market. The reverse stock split will not directly affect the listing of our Common Stock on The NASDAQ Capital Market, although we believe that a reverse stock split could potentially increase our stock price, facilitating compliance with NASDAQ's minimum bid price listing requirement. Following the reverse stock split, our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “CERE,” although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status.  Our Common Stock is currently registered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect our status as a public company or this registration under the Exchange Act. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.

Odd Lot Transactions.  It is likely that some of our stockholders will own “odd-lots” of less than 100 shares following a reverse stock split. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares following a reverse stock split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects.  Our Certificate of Incorporation presently authorizes 240,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The reverse stock split would not change the number of authorized shares of the Common Stock or preferred stock as designated. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance by us in the future would increase.

These additional shares would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board of Directors determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware Corporation Law and the NASDAQ rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective reverse stock split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Board Discretion to Implement or Abandon Reverse Stock Split

The reverse stock split will be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split (with an exchange ratio determined by our Board as described above) is in the Company’s best interest. Such determination shall be based upon certain factors, including, but not limited to, the historical trading price and trading volume of our Common Stock, the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse split on the trading market for our Common Stock, our ability to have our shares of Common Stock remain listed on The NASDAQ Capital Market, the anticipated impact of the reverse split on our ability to raise additional financing; and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Board of Directors. If the Board of Directors does not implement the reverse stock split prior to April 27, 2015, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the Company’s best interests.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Date at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of the Company’s Common Stock. After the transfer agent's completion of such sale, stockholders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total net proceeds of such sales.

No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the Effective Date of the reverse stock split and the date payment is made for their fractional share interest in The Company’s Common Stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional share interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of the Company’s Common Stock at the Effective Date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold the Company’s Common Stock after the split, you may do so by either:

•	purchasing a sufficient number of shares of the Company’s Common Stock; or
•	if you have shares of the Company’s Common Stock in more than one account, consolidating your accounts,

so that in each case you hold a number of shares of the Company’s Common Stock in your account prior to the reverse stock split that would entitle you to receive at least one share of the Company’s Common Stock on a post-reverse stock split basis. Shares of Common Stock held in registered form (that is, stock held by you in your own name in the Company's stock register records maintained by our transfer agent) and stock held in “street name” (that is, stock held by you through a brokerage firm, bank, broker-dealer, or other similar organization) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-reverse stock split Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock.  A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the post-reverse stock split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares, increased by any gain realized as a result of the cash received in lieu of a fractional share (as discussed below) and reduced by the amount of cash received. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered. A stockholder who receives cash in lieu of a fractional share of new Common Stock generally will recognize taxable gain or loss up to the amount of cash received. The gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Payment of cash in lieu of fractional shares within the United States or through certain United States related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a United States holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Accounting Consequences

Following the Effective Date of the reverse stock split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, American Stock Transfer & Trust Company, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the reverse stock split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Certificates representing shares of Common Stock issued in connection with the reverse stock split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the reverse stock split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the reverse stock split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the reverse stock split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the reverse stock split, we intend to treat stockholders holding our Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company's registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Company’s Common Stock. They are, however, provided with a statement reflecting the number of shares of the Company’s Common Stock registered in their accounts.

•	If you hold registered shares of the Company’s Common Stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares of the Company’s Common Stock in registered book-entry form or your cash payment in lieu of any fractional share interest, if applicable.
•	If you are entitled to post-reverse stock split shares of the Company’s common stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date of the reverse stock split indicating the number of shares of the Company’s common stock you hold.
•	If you are entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to you at your address of record as soon as practicable after the Effective Date of the reverse stock split. By signing and cashing this check, you will warrant that you owned the shares of the Company’s Common Stock for which you received a cash payment. See “Fractional Shares” above for additional information.

Vote Required and Recommendation

The Delaware General Corporation Law and our Certificate of Incorporation require that, in order for us to amend the Certificate of Incorporation to give effect to the reverse stock split, such amendment must be approved by our Board of Directors and approved by the affirmative vote of a majority of the outstanding shares of stock entitled to vote on such an amendment.

Our Board of Directors adopted resolutions on December 12, 2014, approving the reverse stock split and the amendment to our Certificate of Incorporation and declaring that the amendment to the Certificate of Incorporation to effect the reverse stock split is advisable and in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the authorization of the Board of Directors to implement a reverse split of our Common Stock, including the authorization to file the proposed amendment to our Certificate of Incorporation prior to April 27, 2015.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2015, and has further directed that management submit the selection of an independent registered public accounting firm for ratification by the stockholders at the Meeting.

Neither our amended and restated bylaws nor other governing documents require stockholder ratification of the selection of our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm to serve as Ceres’ independent auditor for the fiscal year ending August 31, 2015.

We expect representatives of KPMG LLP to be present at the Meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

The following table presents fees billed for professional audit services and other services rendered to us by KPMG LLP for the years ended August 31, 2014 and 2013 (in thousands).

	Year ended August 31,
	2014	2013
Audit Fees	$658	$485
Audit-related Fees	45
Tax Fees	—	—
All Other Fees	3	—
TOTAL	$706	$485

In the above table, in accordance with applicable SEC rules:

•	The “Audit Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered for the audit of annual financial statements, review of financial statements included in Quarterly Reports on Form 10-Q, services rendered in connection with our initial public offering and for services that are normally provided in connection with statutory or regulatory filings or engagements for those fiscal years.
•	The “Audit-Related Fees” category consists of fees billed for professional services rendered in connection with audit requirements relating to our government grants.
•	“Tax Fees” are fees in the relevant fiscal year for professional services for tax compliance, tax advice, and tax planning. We did not incur any fees related to tax services from KPMG LLP in the years ended August 31, 2014 or 2013.
•	“All Other Fees” are fees in the relevant fiscal year for any products and services not included in the first three categories.

Audit Committee Pre-approval Policy

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings. Our Audit Committee pre-approval policy is set forth in the Audit Committee Charter available at http://investor.ceres.net.

All fees paid to, and all services provided by, KPMG LLP during the years ended August 31, 2014 and 2013 were pre-approved by the Audit Committee.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock at the close of business on January 20, 2015, the record date for determining our stockholders who are entitled to notice of and to vote at the Meeting, is 48,261,466.

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of January 20, 2015, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

Percentage ownership of our Common Stock in the table is based on 48,261,466 shares of our Common Stock outstanding on January 20, 2015. The number of shares beneficially owned by each person or group as of January20, 2015 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after January 20, 2015, upon the exercise of options and warrants. References to options and warrants in the footnotes of the table below include only options and warrants outstanding as of January 20, 2015 that were exercisable on or within 60 days after January 20, 2015. For the purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after January 20, 2015 are included for that person or group but not the stock options or warrants of any other person or group.

Information in the table is derived from SEC filings made by such persons on Schedule 13D, Schedule 13G and/or under Section 16(a) of the Exchange Act and other information received by us. Except as otherwise set forth below, the address of the beneficial owner is c/o Ceres, Inc., 1535 Rancho Conejo Blvd., Thousand Oaks, CA 91320.

Name and Address of Beneficial Owner	Number (#)	Percentage (%)
5% Stockholders
Artal Luxembourg S.A.(1)	8,683,914	17.81%
Ambergate Trust(2)	3,265,232	6.70
Warburg Pincus Private Equity IX, L.P.(3)	2,922,345	6.00
Directors and Named Executive Officers
Cheryl Morley(4)	17,499	*
Pascal Brandys(5)	99,190	*
Richard Flavell(6)	251,578	*
Daniel Glat(7)	9,721	*
Robert Goldberg(8)	233,129	*
Aflalo Guimaraes	0	*
Richard Hamilton(9)	1,126,719	2.29
Thomas Kiley(10)	99,036	*
Steven Koonin(11)	19,443	*
Paul Kuc(12)	359,164	*
Wilfriede van Assche(13)	140,440	*
All directors and executive officers as a group (12 persons)	2,564,191	5.13%

*	Less than 1%.
(1)	Includes 491,747 shares of Common Stock that may be acquired pursuant to the exercise of warrants held by Artal Luxembourg S.A. The address for Artal Luxembourg S.A. is 10-12 avenue Pasteur, L-2310 Luxembourg.
(2)	Represents 2,906,232 shares of common stock held by Rothschild Trust Guernsey Limited as Trustee F/B/O the Ambergate Trust, or Rothschild, and 359,000 shares of common stock held by The Lynda De Logi Trust. Includes 453,866 shares of common stock that may be acquired pursuant to the exercise of warrants held by Rothschild. The address for Rothschild is PO Box 472, St. Julian’s Court, St. Julian’s Avenue, St. Peter Port GY1 6AX, Guernsey.
(3)	Includes 461,538 shares of Common Stock that may be acquired pursuant to the exercise of warrants held by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership, or WP IX. Warburg Pincus IX GP L.P., a Delaware limited partnership, or WP IX GP, is the general partner of WP IX. WPP GP LLC, a Delaware limited liability company, or WPP GP, is the general partner of WP IX GP. Warburg Pincus Partners L.P., a Delaware limited partnership, or WP Partners, is the sole member of WPP Partners. Warburg Pincus Partners GP LLC, a Delaware limited liability company, or WPP GP LLC, is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership, or WP, is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company, or WP LLC, manages WP IX. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address for the Warburg Pincus entities is 450 Lexington Avenue, New York, NY 10017.
(4)	Includes 17,499 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015.
(5)	Includes 40,624 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015.

(6)	Includes 139,395 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015, 3,556 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Flavell’s cessation of service with us prior to vesting.
(7)	Includes 9,721 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015.
(8)	Includes 188,026 shares of Common Stock held by The Robert B. Goldberg Revocable Living Trust and 45,103 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015.
(9)	Includes 82,201 shares of restricted stock held by Dr. Hamilton, 33,333 shares of Common Stock held by the Richard Hamilton 2011-Ceres GRAT and 881,287 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015, 17,779 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Hamilton’s cessation of service with us prior to vesting.
(10)	Includes 62,499 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015, Also includes 14,743 shares of Common Stock held by The Kiley Revocable Trust and 5,128 shares of Common Stock issuable upon the exercise of warrants held by The Kiley Revocable Trust.
(11)	Includes 19,443 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015.
(12)	Includes 53,101 shares of restricted stock held by Mr. Kuc and 245,797 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015, 3,557 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Kuc’s cessation of service with us prior to vesting.
(13)	Includes 13,667 shares of restricted stock held by Ms. van Assche and 100,107 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 20, 2015, 3,556 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Ms. van Assche’s cessation of service with us prior to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and executive officers subject to the reporting requirements and each beneficial owner of more than ten percent of our Common Stock satisfied all applicable filing requirements under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change-in-control and indemnification arrangements discussed above under “Proposal 1 — Election of Directors” and below under “Executive Officers,” the following is a description of each transaction since September 1, 2013, and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of the transactions in issue, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Indemnification Arrangements

We have entered into an indemnity agreement with each of our directors and officers. The indemnity agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Please see “Limitation of Liability and Indemnification of Officers and Directors”.

Executive Compensation and Employment Arrangements

Please see “Executive Compensation” for information on compensation arrangements with our executive officers, including option grants and agreements with executive officers.

Investors’ Rights Agreement

Stockholder Registration Rights

In June 2010, we entered into an Amended and Restated Investors’ Rights Agreement, or the Investors’ Rights Agreement, with our major stockholders pursuant to which we agreed to provide certain rights to those stockholders that are a party to the Investors’ Rights Agreement to register the shares of our Common Stock (i) issuable upon conversion of outstanding convertible preferred stock, (ii) issued as a dividend or other distribution related to the convertible preferred stock, (iii) currently held or later acquired, and (iv) issuable upon the exercise of warrants held by any stockholder that is party to the agreement. We will bear all expenses incurred in connection with any underwritten registration, including, without limitation, all registration, filing and qualification fees, printers and accounting fees and the reasonable fees of counsel for the selling holders, but excluding underwriting discounts and commissions.

The registration rights provided for under the Investors’ Rights Agreement terminate after the earlier of five years following the consummation of an initial public offering, or any such time as the holder would be able to dispose of all of its registrable securities in any three month period under SEC Rule 144.

Demand Registration Rights

Pursuant to the Investors’ Rights Agreement, if, at any time after six months after the effective date of the first registration statement for a public offering of our securities (other than a registration statement relating either to the sale of securities to our employees pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), upon the written request of the holders of at least 15% of the securities covered by the Investors’ Rights Agreement that we file a registration statement under the Securities Act covering the registration of at least 15% of the securities covered by the Investors’ Rights Agreement, then we are required to file a registration statement covering the resale of the Common Stock requested to be registered. We are not obligated to file a registration statement after we have effected five registration statements pursuant to the Investors’ Rights Agreement or during certain periods prior to and after a registration statement has been filed by the company or, for a period of 90 days in the event the Board of Directors, in its judgment, makes the determination that it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and is therefore essential to defer the filing of such registration statement.

If an underwriter selected for an underwritten offering advises the holders demanding registration that marketing factors require a limitation on the number of shares to be underwritten, then, subject to certain limitations, the number of shares of registrable securities that may be included in the underwriting will be allocated among all holders of registrable securities in proportion to the amount of our registrable securities owned by each holder.

Piggyback Registration Rights

Pursuant to the Investors’ Rights Agreement, if, subject to certain exceptions, we propose to register any of our stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash, we are required to promptly give such holders written notice of such registration. Upon the written request of each eligible holder, we will, subject to certain limitations, cause to be registered under the Securities Act all such securities that each such holder has requested to be registered.

Related Person Transaction Policy

As provided in our current Audit Committee charter, our Audit Committee is responsible for reviewing and approving all related party transactions on an ongoing basis and must review any potential conflict of interest situation where appropriate.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics. The code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The full text of our code of business conduct and ethics is posted on our website at www.ceres.net, in the “Investor Relations” section. We intend to disclose future amendments to our code of business conduct and ethics, or waivers of these provisions, on our website and also in our periodic filings with the SEC.

EXECUTIVE OFFICERS

The following table sets forth information regarding our non-director executive officers as of January 20, 2015.

Name	Age	Position
Paul Kuc	52	Chief Financial Officer
Wilfriede van Assche	60	Senior Vice President, General Counsel and Secretary
Roger Pennell, Ph.D.	55	Vice President of Trait Development

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors and executive officers.

Paul Kuc, Chief Financial Officer

Mr. Kuc joined Ceres in 2008 as Chief Financial Officer, following a 12-year career with Monsanto Company, where he held various regional and global finance positions, including posts in Argentina, Brazil, Canada, Mexico and the United States, with his last position, beginning April 2007, as Lead Worldwide Manufacturing Finance at Seminis, Inc., which was purchased by Monsanto in 2005. At Monsanto, among other responsibilities, he developed and implemented international costing and financial systems for the seed and agricultural biotechnology company. Mr. Kuc began his career, from June 1994 to June 1996, at the pharmaceutical company Eli Lilly and Company. He holds a Master’s of Science degree in Economics from the University of Lodz, Poland and an M.B.A. from the Ivey Business School, University of Western Ontario, Canada.

Wilfriede van Assche, Senior Vice President & General Counsel and Secretary

Ms. van Assche joined Ceres in 2000. She has more than 25 years of legal experience in the plant biotechnology and seed industry. From 1996 until 2000, Ms. van Assche was the General Counsel of the plant biotechnology and seed divisions of Hoechst Schering AgrEvo GmbH and following the merger of Hoechst and Rhone Poulenc, of the same divisions of Aventis, a leading life sciences company that is now part of Bayer AG. Previously, she was the General Counsel of Plant Genetic Systems N.V. from 1988 until its acquisition by Hoechst Schering AgrEvo GmbH in 1996. She began her career with the law firm De Bandt van Hecke (now Linklaters) in Belgium from 1979 until 1982, and was counsel in the legal department of GTE Atea (now Siemens), a telecommunications company, from 1982 until 1988. Ms. van Assche holds a law degree from the University of Leuven and a postgraduate degree from the College of Europe. She is a member of the State Bar of California.

Roger Pennell, Ph.D., Vice President of Trait Development

Dr. Pennell joined Ceres in 1998 and held various research management positions, including Director, Trait Development from 2006 until 2009 when he assumed his current role as Vice President of Trait Development. Dr. Pennell has been an Adjunct Professor in the Department of Molecular, Cellular and Developmental Biology at the University of California, Los Angeles since 2001 and a frequent reviewer for the scientific press. Dr. Pennell holds a Ph.D. from University College London. He performed post-doctoral research at the John Innes Institute and Wageningen Agricultural University, and in 1990 was the recipient of a prestigious Royal Society University Research Fellowship, which he used at University College London and, from 1995, at the Salk Institute. During this time, Dr. Pennell studied cellular and molecular aspects of plant growth, development and disease resistance, and has published more than 40 scientific papers on these subjects.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers for the years ended August 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Richard Hamilton President and Chief Executive Officer	2014	466,000	168,925	103,333	163,334	10,100	(3)	911,692
	2013	466,000	—	262,824	—	10,934		739,758
Paul Kuc Chief Financial Officer	2014	323,000	96,900	82,667	130,666	6,263	(4)	639,496
	2013	323,000	—	182,172	—	6,582		511,754
Wilfriede van Assche Senior Vice President and General Counsel	2014	300,000	90,000	16,533	26,134	10,100	(5)	442,767
	2013	300,000	—	—		10,295		310,295

(1)	For fiscal 2014, bonuses for our named executive officers were determined on a discretionary basis by our Compensation Committee and our Board of Directors. In general, the amount of each named executive officer’s target bonus was not determined by applying any specific formula, but was determined based upon the following: (i) the achievement of company milestones; (ii) the achievement of individual milestones; and (iii) other factors deemed relevant by our Compensation Committee and our Board of Directors. Accordingly, we are disclosing bonus amounts for fiscal 2014 in the “Bonus” column.
(2)	The amounts in the “Stock Awards” and “Option Awards” column reflect the aggregate grant date fair value of stock options and restricted stock awards granted during fiscal 2013 and fiscal 2014, as applicable, computed in accordance with ASC Topic 718. The assumptions used by us in determining the grant date fair value of option awards and our general approach to our valuation methodology are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Stock-based Compensation” section of this Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers.
(3)	This amount includes a company matching contribution to our 401(k) plan in the amount of $9,800 and company-paid life insurance premiums in the amount of $300.
(4)	This amount includes a company matching contribution to our 401(k) plan in the amount of $5,963 and company-paid life insurance premiums in the amount of $300.
(5)	This amount includes a company matching contribution to our 401(k) plan in the amount of $9,800 and company-paid life insurance premiums in the amount of $300.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table itemizes outstanding equity awards held by the named executive officers as of August 31, 2014.

	Option Awards							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable(1)*		Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock (#) That Have Not Vested**	Stock Award Grant Date	Market Value of Shares or Units of Stock ($) That Have Not Vested(3)
Richard Hamilton	12/19/2002	400,000	(4)	—		1.95	12/18/2015
	1/16/2006	68,333	(5)	—		3.90	1/15/2016
	12/21/2007	187,332	(6)	—		6.75	12/20/2017
	6/23/2011	66,666	(7)(8)	—		16.77	6/22/2021
	2/27/2012	60,598	(9)(10)	72,735	(9)(10)	13.00	2/26/2022
								31,067	10/10/2012	16,776
	9/25/2013	83,333	(11)(12)	83,334	(11)(12)	1.24	9/24/2023
								41,667	9/25/2013	22,500
Paul Kuc	9/3/2008	109,999	(13)	—		6.75	9/2/2018
	6/8/2010	33,332	(14)	—		6.75	6/7/2020
	6/23/2011	13,333	(7)(8)	—		16.77	6/22/2021
	2/27/2012	18,709	(9)(10)	27,957	(9)(10)	13.00	2/26/2022
								21,534	10/10/2012	11,628
	9/25/2013	66,666	(11)(12)	66,667	(11)(12)	1.24	9/24/2023

								33,334	09/25/2013	18,000
Wilfriede van Assche	1/16/2006	34,166	(5)	—		3.90	1/15/2016
	6/8/2010	8,333	(14)	—		6.75	6/7/2020
	1/20/2011	16,666	(15)	—		7.32	1/19/2021
	6/23/2011	13,333	(7)(8)	—		16.77	6/22/2021
	2/27/2012	12,346	(9)(10)	17,654	(9)(10)	13.00	2/26/2022
	9/25/2013	13,333	(11)(12)	13,334	(11)(12)	1.24	9/24/2023
								6,667	9/25/2013	3,600

*	All stock options issued under our 2010 Stock Option/Stock Issuance Plan, or the 2010 Plan, and our 2000 Stock Option/Stock Issuance Plan, or the 2000 Plan, may be exercised prior to vesting, subject to repurchase rights that expire over the vesting periods indicated in the footnotes below.
**	Unvested shares of restricted stock are generally forfeited if the named executive officer’s employment terminates, except to the extent otherwise provided in an employment agreement or award agreement. The stock awards held by our named executive officers awards may be accelerated upon a change in control of our company, and/or a termination of employment following a change in control, as further described below in “Executive Compensation — Potential Severance Payments upon Termination and upon Termination Following a Change in Control”.
(1)	Unless otherwise specified, options granted before 2011 vest as to 25% of the original number of shares on the first anniversary of the vesting commencement date and the remainder of the shares vest ratably each month thereafter until the fourth anniversary of the vesting commencement date. Notwithstanding the foregoing, awards may be accelerated upon a change in control of our company, and/or a termination of employment following a change in control, as further described below in “Executive Compensation — Potential Severance Payments upon Termination and upon Termination Following a Change in Control”. Unvested options granted under the 2010 Plan and the 2000 Plan are subject to early exercise, in which case, until they vest, the shares acquired pursuant to such exercise will be restricted and subject to repurchase by the Company at the exercise price upon the participant’s termination of employment.
(2)	The option exercise price for options granted prior to our initial public offering represents the fair market value of our Common Stock as of the date of grant, as determined by our Board of Directors. The option exercise price for all options granted on February 27, 2012 have an exercise price equal to the initial public offering price per share of our initial public offering. For a discussion of our methodology for determining the fair market value of our Common Stock, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” section of this Annual Report on Form 10-K.
(3)	The market value of stock awards reported is computed by multiplying the number of shares of Restricted Stock granted by $0.54, which was the closing market price of one share of our Common Stock on August 29, 2014. The restricted stock awards granted in fiscal 2013 vest in three equal annual installments beginning October 10, 2013. The restricted stock awards granted in fiscal year 2014 vest in two equal annual installments on July 19, 2014 and July 19, 2015.
(4)	The vesting commencement date of this grant is September 23, 2002. The options underlying this grant were originally scheduled to expire on December 18, 2012. On August 15, 2012, we held a Special Meeting of Stockholders, at which the stockholders of the Company approved an amendment to the 2000 Plan to extend the term of such options to thirteen years from their date of grant (subject to the consent of the affected optionholders). Mr. Hamilton consented to the extension of these options to purchase 400,000 shares of Common Stock on September 10, 2012.
(5)	The vesting commencement date of this grant is January 16, 2006.
(6)	The vesting commencement date of this grant is December 21, 2007.
(7)	All options granted on June 23, 2011, are subject to a five-year vesting schedule with a two-year cliff, with 40% of the options vesting on the second anniversary of the grant date and the remainder vesting ratably each month thereafter until the fifth anniversary of the grant date.
(8)	The vesting commencement date of this grant is June 23, 2011.
(9)	All options granted on February 27, 2012, are subject to a five-year vesting schedule with a two-year cliff, with 40% of the options vesting on the second anniversary of the grant date and the remainder vesting ratably each month thereafter until the fifth anniversary of the grant date.
(10)	The vesting commencement date of this grant is February 27, 2012.
(11)	All options granted on September 25, 2013, are subject to a two-year vesting schedule, with 50% of the options vesting on July 19, 2014 and the remaining 50% of the options vesting on July 19, 2015.
(12)	The vesting commencement date of this grant is September 25, 2013.
(13)	The vesting commencement date of this grant is September 3, 2008.
(14)	The vesting commencement date of this grant is June 8, 2010.
(15)	The vesting commencement date of this grant is January 20, 2011.

Potential Payments upon Termination and upon Termination in Connection with a Change in Control

We entered into employment agreements with each of our named executive officers that became effective on September 1, 2011, and which are described in more detail under “Executive Employment Agreements” below. Under these employment agreements, our named executive officers are entitled to certain severance payments and benefits in the event of their termination of employment under certain circumstances, including (i) termination without cause, (ii) resignation for good reason, (iii) termination without cause or resignation for good reason in connection with a change in control of the Company or (iv) termination due to death or disability. In addition, under our 2010 Plan and our 2000 Plan, our named executive officers are entitled to accelerated vesting of outstanding equity awards in the event of their involuntary termination of employment within 12 months after a change in control or other corporate transaction. Under our 2011 Plan, our named executive officers are entitled to accelerated vesting of outstanding equity awards in the event of a qualifying termination of employment, as defined in the 2011 Plan, within six months prior to or 12 months after a change in control or other corporate transaction.

Executive Employment Agreements

We entered into executive employment agreements with each of our named executive officers effective as of September 1, 2011. The terms of each of these agreements are substantially similar, except with respect to each named executive officer’s initial base salary, which is described below.

Each of the executive employment agreements has an initial term of one year, starting on September 1, 2011, with an automatic renewal for additional one-year periods, unless either party gives 90 days’ notice of nonrenewal. The employment agreements provide for an initial annual base salary (to be reviewed by the Compensation Committee annually), a performance bonus and long-term incentive award opportunity as determined by the Compensation Committee, and participation in the Company’s savings, retirement and other welfare benefit plans that the Company may have in place from time to time.

Under the executive employment agreements, if the Company terminates the named executive officer’s employment or does not renew the term of the employment agreement for reasons other than for “cause” or if the named executive officer resigns his or her employment for “good reason”, then he will be entitled to (i) a lump sum severance payment equal to one years’ base salary; (ii) to the extent the termination occurs on or after the midpoint of the Company’s fiscal year, a pro-rated annual bonus and (iii) any other compensation and benefits accrued on or prior to the termination date. The named executive officer (or his or her estate, if applicable) will also receive the foregoing amounts if his or her employment is terminated due to death or disability.

If the named executive officer’s employment is terminated or not renewed by the Company for reasons other than for “cause” or if he resigns from his or her employment for “good reason”, in each case within six months prior to, or within twelve months after, a “change in control”, then he is entitled to a lump sum severance payment equal to two times his or her base salary and any other accrued compensation and benefits. If the named executive officer’s employment is terminated or the term of the employment agreement is not renewed for “cause” or if the named executive officer resigns from his or her employment or does not renew the term for any reason other than “good reason”, then he will be entitled only to compensation and benefits that have accrued on or prior to the termination date.

The named executive officers are obligated to comply with a confidentiality, proprietary information and inventions assignment agreement previously entered into with the Company and non-disparagement covenants under the executive employment agreements. In addition, payments under the agreements will be subject to any clawback or recoupment policies as required under applicable law.

Under the executive employment agreements, the following definitions apply:

•	“Cause” is defined as (i) a material breach of the employment agreement or any other written agreement with the Company to the extent the breach is not cured within 30 days; (ii) the named executive officer’s conviction or plea of nolo contendere to a felony or another crime involving dishonesty or moral turpitude or which could reflect negatively on or otherwise impair or impede the Company’s operations; (iii) the named executive officer’s engaging in misconduct, negligence, dishonesty, violence or threat of violence that is injurious to the Company; (iv) a material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company that could result in an adverse effect on the Company or could reflect negatively on or impair the operations of the Company or (v) any other willful misconduct that is materially injurious to the financial condition or business reputation of the Company.
•	“Good reason” is defined as any of the following: (i) an adverse change in the named executive officer’s position with the Company that materially reduces his or her level of authority, duties or responsibility; (ii) a reduction of base salary by more than five percent (except a reduction of 15% or less if the reduction is similarly applied to all executives); (iii) a relocation of place of employment by more than 50 miles without the executive’s consent or (iv) a substantial change in the nature or orientation of the Company’s core business such that the Company is no longer substantially engaged in the agricultural biotechnology business.
•	A “change in control” means the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of greater than 50% of the Company’s total voting power; (ii) the sale of substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company, after which the voting securities of the Company outstanding immediately prior to the event no longer represent 50% or more of the voting power represented by the voting securities of the Company or surviving entity immediately after the event.

The initial base salaries set forth in each of our named executive officers’ employment agreements were such named executive officers’ rate of annual base salary on September 1, 2011. Upon the effective date of our initial public offering, we provided a salary increase for our named executive officers, as follows:

As of the end of August 31, 2014, the salaries of our named executive officers were as follows:

Name	Post-Offering Salary ($)
Richard Hamilton	466,000
Paul Kuc	323,000
Wilfriede van Assche	300,000

Equity Compensation Plans

The following table provides information as of August 31, 2014 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	3,172,948	(1)	$5.83	1,241,526	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	3,172,948	(1)	$5.83	1,241,526	(2)

(1)	Consists of shares underlying stock options granted under our Amended and Restated 2011 Equity Incentive Plan, or the 2011 Plan, our 2010 Stock Option/Stock Issuance Plan, or the 2010 Plan, and our 2000 Stock Option/Stock Issuance Plan, or the 2000 Plan.
(2)	Consists of shares issuable under the 2011 Plan and the 2010 Plan. No additional shares are available for future issuance under the 2000 Plan other than in respect of shares underlying outstanding stock options. The shares issuable under the 2011 Plan may be increased by the number of shares that would have been issuable under any stock option granted under the 2010 Plan or the 2000 Plan that were forfeited or that expired without being exercised. No future grants will be made under the 2010 Plan.

OTHER MATTERS

Stockholder Proposals and Nominations for the 2016 Annual Meeting

Proposals Pursuant to Rule 14a-8.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2016 annual meeting of stockholders, your proposal must be received by us no later than October 14, 2015, and must otherwise comply with Rule 14a-8. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Amended and Restated Bylaws.  Under our amended and restated bylaws, in order to nominate a director or bring any other business before the stockholders at the 2016 annual meeting of stockholders that will be included in our proxy statement, you must notify us in writing and such notice must be received by us no earlier than November 12, 2015 and no later than December 12, 2015. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our amended and restated bylaws and the nomination or proposal must contain the specific information required by our amended and restated bylaws. You may write to our Secretary at our principal executive offices at 1535 Rancho Conejo Boulevard, Thousand Oaks, CA 91320 to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our amended and restated bylaws.

Available Information

We file or furnish periodic reports, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549, by calling the SEC at (800) SEC-0330 or by sending an electronic message to the SEC at publicinfo@sec.gov. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically. Our reports, proxy statements and other information are also made available, free of charge, on our investor relations website at http://investor.ceres.net as soon as reasonably practicable after we electronically file such information with the SEC. References to our corporate website address in this proxy statement are intended to be inactive textual references only, and none of the information contained on our website is part of this report or incorporated in this report by reference.

Our Board of Directors hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the Meeting, and your cooperation is appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxy cards.

* * *

BY ORDER OF THE BOARD OF DIRECTORS

Richard Hamilton
President and CEO
February 11, 2015

Thousand Oaks, CA
February 11, 2015

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CERES, INC.

Ceres, Inc. (the “Corporation”) was incorporated under and by virtue of the General Corporation Law of the State of Delaware on March 29, 1996.

The Corporation DOES HEREBY CERTIFY:

FIRST:  The name of the Corporation is Ceres, Inc. This Certificate of Amendment amends the Amended and Restated Certificate of Incorporation filed on February 27, 2012, and was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

SECOND:  That Article IV of the Amended and Restated Certificate of Incorporation is hereby amended by deleting the existing Section 1 and replacing it in its entirety with the following:

“Section 1. Authorized Stock.  The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000), of which (i) Two Hundred Forty Million (240,000,000) shares shall be designated as common stock, par value $0.01 per share, and (ii) Ten Million (10,000,000) shares shall be designated as preferred stock, par value $0.01 per share (the “Preferred Stock”). Effective as of 4:30 p.m. Eastern Standard Time on the date of the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), a one-for-     (1) reverse stock split of the Corporation’s common stock shall become effective, pursuant to which each      shares of common stock, par value $.01 per share, issued and outstanding or held as treasury shares at the Effective Time (hereinafter called “Old Common Stock”), shall be reclassified and combined into one share of common stock, par value $.01 per share (hereinafter called “Common Stock”), automatically and without any action by the holder thereof, subject to the treatment of fractional shares, shall represent one share of Common Stock from and after the Effective Time. (1) No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which any holder of Common Stock would otherwise be entitled, the Corporation's transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share. After the transfer agent's completion of such sale, stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined.

The Corporation’s authorized shares of Common Stock, each having a par value of $0.01 per share, shall not be changed.

THIRD:  This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

(1)	Any number of shares of Common Stock between and including 1 to 8 and 1 to 11 as determined by the board of directors to be in the best interests of the Corporation and its stockholders.

IN WITNESS WHEREOF, the undersigned hereby signs this Certificate of Amendment of the Amended and Restated Certificate of Incorporation on this   th day of            2015.

CERES, INC.

By:	Name: Richard W. Hamilton, Ph.D. Title: President and Chief Executive Officer
By:	Name: Wilfriede van Assche Title: Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

CERES, INC.

March 12, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17486

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000001000 2 031215

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Pascal Brandys
- ○ Daniel Glat
- ○ Cheryl Morley

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THEIR OR HIS OR HER DISCRETION UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING OR SHALL DELIVER A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR SHALL VOTE IN PERSON AT THE MEETING.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE CERES, INC. THE EXPENSE OF ADDITIONAL SOLICITATION.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CERES, INC.

March 12, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/17486

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000001000 2 031215

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- O Pascal Brandys
- O Daniel Glat
- O Cheryl Morley

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THEIR OR HIS OR HER DISCRETION UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING OR SHALL DELIVER A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR SHALL VOTE IN PERSON AT THE MEETING.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE CERES, INC. THE EXPENSE OF ADDITIONAL SOLICITATION.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CERES, INC.

March 12, 2015

1

CERES, INC.

Proxy for the Annual Meeting of Stockholders to be held on March 12, 2015
This Proxy is solicited on behalf of the Board of Directors of Ceres, Inc.

The undersigned, revoking all prior proxies, hereby appoint(s) Paul Kuc and Wilfriede van Assche, or any of them, each with full power of substitution, as proxy to represent and vote, as designated herein, all shares of stock of Ceres, Inc., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Westlake Plaza Hotel, 880 S. Westlake Blvd., Westlake Village, CA 91361 on March 12, 2015, at 11:00 a.m., Pacific Standard Time, and at any adjournment thereof (the "Meeting").

(Continued and to be signed on the reverse side.)

COMMENTS:

14475